UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Chubb Limited

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Invitation to the Annual General Meeting of Chubb Limited

Wednesday, May 20, 2020, 2:45 p.m. Central European Time at the offices of Chubb Limited, Bärengasse 32, CH-8001 Zurich, Switzerland

NOTE: Due to the coronavirus (COVID-19) pandemic, shareholders may only vote by the independent proxy and may not attend the meeting in person

AGENDA ITEMS

ITEM 1

Approval of the management report, standalone financial statements and consolidated financial statements of Chubb Limited for the year ended December 31, 2019

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve Chubb Limited’s management report, standalone financial statements and consolidated financial statements for the year ended December 31, 2019.

ITEM 2

Allocation of disposable profit and distribution of a dividend out of legal reserves (by way of release and allocation to a dividend reserve)

Item 2.1	Allocation of disposable profit

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve that the Company’s disposable profit (including the profit for the year and the other items as shown below and on Chubb Limited’s standalone financial statements) be carried forward. The following table shows the appropriation of available earnings as proposed by the Board of Directors for the year ended December 31, 2019:

(in millions of Swiss francs)
Balance brought forward	8,959
Profit for the year	335
Attribution to reserve for treasury shares	(808)
Balance carried forward	8,486

Item 2.2	Distribution of a dividend out of legal reserves (by way of release and allocation to a dividend reserve)

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors proposes:

(a)

that an aggregate amount equal to CHF 2,150,000,000 be released from the capital contribution reserves account, a sub-account of legal reserves, and allocated to a segregated dividend reserve account from capital contribution reserves (Dividend Reserve), and

(b)

to distribute a dividend to the shareholders up to an aggregate amount totaling USD 3.12 per Common Share from, and limited at a maximum to the amount of, the Dividend Reserve in one or more installments, in such amounts and on such record and payment dates as determined by the Board of Directors in its discretion.

If the Board of Directors deems it advisable for the Company, the Board of Directors shall be authorized to abstain (in whole or in part) from distributing a dividend in its discretion. The authorization of the Board of Directors to distribute the installments from the Dividend Reserve will expire on the date of the 2021 annual general meeting, on which date any balance remaining in the Dividend Reserve will be automatically reallocated to the capital contribution reserves account of legal reserves.

ITEM 3

Discharge of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to discharge the Board of Directors for the financial year ended December 31, 2019.

ITEM 4

Election of auditors

Item 4.1	Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect PricewaterhouseCoopers AG (Zurich) as the Company’s statutory auditor for the financial year ending December 31, 2020.

Item 4.2	Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm for purposes of U.S. securities law reporting

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to ratify the appointment of PricewaterhouseCoopers LLP (Philadelphia, Pennsylvania, United States) as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Item 4.3	Election of BDO AG (Zurich) as special audit firm

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect BDO AG (Zurich) as the Company’s special audit firm until our next annual general meeting.

ITEM 5

Election of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect each of the director nominees listed below individually to the Board of Directors until our next annual general meeting.

Item 5.1	Election of Evan G. Greenberg

Item 5.2	Election of Michael G. Atieh

Item 5.3	Election of Sheila P. Burke

Item 5.4	Election of James I. Cash

Item 5.5	Election of Mary Cirillo

Item 5.6	Election of Michael P. Connors

Item 5.7	Election of John A. Edwardson

Item 5.8	Election of Robert J. Hugin

Item 5.9	Election of Robert W. Scully

Item 5.10	Election of Eugene B. Shanks, Jr.

Item 5.11	Election of Theodore E. Shasta

Item 5.12	Election of David H. Sidwell

Item 5.13	Election of Olivier Steimer

Item 5.14	Election of Frances F. Townsend

ITEM 6

Election of the Chairman of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect Evan G. Greenberg as Chairman of the Board of Directors until our next annual general meeting.

ITEM 7

Election of the Compensation Committee of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect each of the director nominees Michael P. Connors, Mary Cirillo, John A. Edwardson and Frances F. Townsend individually as members of the Compensation Committee until our next annual general meeting.

Item 7.1	Election of Michael P. Connors

Item 7.2	Election of Mary Cirillo

Item 7.3	Election of John A. Edwardson

Item 7.4	Election of Frances F. Townsend

ITEM 8

Election of Homburger AG as independent proxy

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect Homburger AG as the Company’s independent proxy until the conclusion of our next annual general meeting.

ITEM 9

Amendment to the Articles of Association relating to authorized share capital for general purposes

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve an amendment to Article 6(a) of the Articles of Association to authorize our Board of Directors to increase the Company’s share capital within two years following the Annual General Meeting to a maximum amount equal to CHF 4,830,000,000, which amount would be divided into 200,000,000 shares, as follows:

Artikel 6 Genehmigtes Kapital zu allgemeinen Zwecken	Article 6 Authorized Share Capital for General Purposes

a)  Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis zum 20. Mai 2022 im Maximalbetrag von CHF 4’830’000’000 durch Ausgabe von höchstens 200’000’000 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF 24.15 je Aktie zu erhöhen.

a)  The Board of Directors is authorized to increase the share capital from time to time until May 20, 2022 by an amount not exceeding CHF 4,830,000,000 through the issue of up to 200,000,000 fully paid up registered shares with a nominal value of CHF 24.15 each.

[b)-d)bleiben unverändert.]	[b)-d)remain unchanged.]

ITEM 10

Reduction of share capital

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve that (i) the Company’s share capital be reduced by CHF 52,613,190.00 from CHF 11,586,780,315.60 to CHF 11,534,167,125.60 by cancelling 2,178,600 registered shares with a nominal value of CHF 24.15 each, all of which are held in treasury; (ii) it be acknowledged that according to the special audit report prepared by PricewaterhouseCoopers AG (Zurich), the claims of creditors will be covered despite the capital reduction; and (iii) Article 3(a) of the Articles of Association be amended as follows:

Artikel 3 Aktienkapital	Article 3 Share Capital

a)  Das Aktienkapital der Gesellschaft beträgt CHF 11’534’167’125.60 und ist eingeteilt in 477’605’264 auf den Namen lautende Aktien im Nennwert von CHF 24.15 je Aktie. Das Aktienkapital ist vollständig liberiert.

a) The share capital of the Company amounts to CHF 11,534,167,125.60 and is divided into 477,605,264 registered shares with a nominal value of CHF 24.15 per share. The share capital is fully paid-in.

[b) bleibt unverändert.]	[b) remains unchanged.]

ITEM 11

Approval of the maximum compensation of the Board of Directors and Executive Management

Item 11.1	Compensation of the Board of Directors until the next annual general meeting

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve a maximum total of USD 4.8 million in aggregate compensation for the members of the Board of Directors until the 2021 annual general meeting.

Item 11.2	Compensation of Executive Management for the next calendar year

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve a maximum total of USD 46 million in aggregate compensation for the members of Executive Management for the next calendar year (2021).

ITEM 12

Advisory vote to approve executive compensation under U.S. securities law requirements

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC for the year ended December 31, 2019, including the Compensation Discussion & Analysis, compensation tables and related material disclosed in the proxy statement relating to our 2020 Annual General Meeting.

ORGANIZATIONAL MATTERS

Important Notice Regarding Admission to the Annual General Meeting

Due to the coronavirus (COVID-19) pandemic, the Swiss government has authorized Swiss companies to direct that shareholders may only exercise their rights by the independent proxy and not in person. In the interest of the health and well-being of our shareholders, employees, participants at the Annual General Meeting and the general public, and due to uncertainties related to restrictions on travel and public gatherings, we have decided to make use of this authority. Therefore, in person attendance of shareholders at the Annual General Meeting is not permitted. Shareholders may only exercise their rights by providing instructions to the independent proxy timely in advance of the Annual General Meeting, either electronically or in writing (as described below).

Shareholders who are registered in the share register on March 27, 2020 will receive an individualized Notice of Internet Availability of Proxy Materials (which we refer to as the Notice) from our share registrar. Beneficial owners of shares will receive the Notice or proxy materials, as well as a voting instruction form, from their broker, bank, nominee or custodian acting as shareholder of record to indicate how they wish their shares to be voted.

Each share carries one vote. The exercise of voting rights is subject to the voting restrictions set out in our Articles of Association.

Beneficial owners of shares held in “street name” and shareholders of record with voting rights at the close of business on March 27, 2020 are entitled to vote at the Annual General Meeting, provided that shareholders who, upon application, become registered as shareholders with respect to their shares in our share register after March 27, 2020 but on or before May 7, 2020 and wish to vote those shares at the Annual General Meeting (by way of the independent proxy) will need to obtain their own proxy materials by contacting Investor Relations by telephone at +1 (212) 827-4445 or via e-mail at investorrelations@chubb.com. Shareholders registered in our share register (as opposed to beneficial holders of shares held in “street name”) who have sold their shares prior to May 7, 2020 are not entitled to vote those shares at the Annual General Meeting.

Granting of proxy to the independent proxy

If you are a shareholder of record you have the right to grant your voting proxy directly to the independent proxy, Homburger AG, Prime Tower, Hardstrasse 201, CH-8005 Zurich, Switzerland, in the sense of Article 689c of the Swiss Code of Obligations by completing, signing and submitting the corresponding proxy card (including electronically).

Proxies granted to the independent proxy must be received no later than 6:00 p.m. Central European Time (12:00 noon Eastern Time) on May 19, 2020.

By signing the proxy card (including electronically) and if no other instructions are given, the shareholder instructs the independent proxy to vote in accordance with the position of the Board of Directors as to each agenda item. If a new agenda item or a new proposal for an existing agenda item is put before the Annual General Meeting and no other instructions are given, the shareholder instructs the independent proxy to vote in accordance with the position of the Board of Directors. In case a shareholder invalidates these general instructions and does not provide any other instructions, the independent proxy must abstain from voting on the shareholder’s behalf.

2020 Proxy Statement and 2019 Annual Report of Chubb Limited

Chubb Limited’s proxy statement relating to the Annual General Meeting, which includes further explanations of the agenda items described above, Chubb Limited’s 2019 Annual Report containing the Company’s audited consolidated financial statements with accompanying notes and its audited statutory standalone financial statements prepared in accordance with Swiss law, the Company’s Swiss law compensation report, management report, the statutory auditor’s report, as well as additionally required Swiss disclosures, and the statutory auditor’s report related to Agenda Item 10 above, are available on the Company’s website in the Investor Information section at http://investors.chubb.com/investor-relations/shareholder-resources/shareholder-meeting-materials/default.aspx. Copies of these documents may be obtained without charge by contacting Chubb Limited Investor Relations by telephone at +1 (212) 827-4445 or via e-mail at investorrelations@chubb.com. Copies may also be physically inspected at the offices of Chubb Limited, Bärengasse 32, CH-8001 Zurich, Switzerland.

Zurich, April 17, 2020

By Order of the Board of Directors,

Joseph F. Wayland

Executive Vice President, General Counsel and Secretary